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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

  The following is a list of the Registrant's subsidiaries at December 31, 1998, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

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                                                                    Jurisdiction
Name                                                                of Formation
----                                                                ------------
B & D Cogen Funding Corp...........................................  Delaware
Glenn Springs Holdings, Inc........................................  Delaware
Laurel Industries, Inc.............................................  Ohio
MC Leasing, Inc....................................................  Delaware
Natural Gas Odorizing, Inc.........................................  Oklahoma
Occidental C.O.B. Partners.........................................  Delaware
Occidental Chemical Chile, S.A.I. .................................  Chile
Occidental Chemical Corporation....................................  New York
Occidental Chemical Europe, S.A. ..................................  Belgium
Occidental Chemical Holding Corporation............................  California
Occidental Chemical International, Inc.............................  California
Occidental de Colombia, Inc........................................  Delaware
Occidental Energy Marketing, Inc...................................  Delaware
Occidental Exploration and Production Company......................  California
Occidental International Exploration and Production Company........  California
Occidental International Holdings Ltd..............................  Bermuda
Occidental of Bangladesh Ltd.......................................  Bermuda
Occidental of Elk Hills, Inc.......................................  Delaware
Occidental of Oman, Inc............................................  Nevis
Occidental of Russia Ltd...........................................  Bermuda
Occidental Oil and Gas Corporation.................................  California
Occidental Peninsula, Inc..........................................  Delaware
Occidental Peninsula II, Inc.......................................  Nevis
Occidental Peruana, Inc............................................  California
Occidental Petroleum (Pakistan), Inc...............................  Delaware
Occidental Petroleum (South America), Inc..........................  Delaware
Occidental Petroleum Investment Co.................................  California
Occidental Petroleum of Qatar Ltd..................................  Bermuda
Occidental Quimica do Brasil Ltda..................................  Brazil
Occidental Receivables, Inc........................................  California
Occidental Texas Pipeline, L.P.....................................  Delaware
Occidental Tower Corporation.......................................  Delaware
Oxy CH Corporation.................................................  California
Oxy Chemical Corporation...........................................  California
Oxy Durez Holding Company Ltd......................................  Canada
OXY USA Inc........................................................  Delaware
Oxy VCM Corporation................................................  Delaware
Oxy Westwood Corporation...........................................  California
Oxychem (Canada), Inc..............................................  Canada
Occidental Petrochem Partner 2, Inc................................  Delaware
Repsol Occidental Corporation......................................  Delaware
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